UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2011

TITAN OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-153762	26-2780766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada
(Address of Principal Executive Offices)

89128
(Zip Code)

(702) 562-4315
(Registrant’s Telephone Number, Including Area Code)
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

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Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2011, Titan Oil & Gas, Inc., a Nevada corporation (the “Registrant”), entered into a general conveyance agreement (the “General Conveyance Agreement”) with Huron Energy Corporation (“Huron Energy”), pursuant to which Huron Energy conveyed to the Registrant a 6% working interest in the petroleum and natural gas rights, as well as the intangible and miscellaneous interests, (collectively, the “Assets”) in 800 acres of land located in the Leaman area of Alberta, Canada (the “Leaman”).  In consideration for the Assets, the Registrant paid Huron Energy an aggregate CDN $140,000 (approximately USD $144,500) plus taxes of 5%.  The Leaman contains six oil wells with five currently producing oil.

The Registrant has registered to do business in the province of Alberta under the name TNGS Oil & Gas, Inc. (“TNGS”).  The General Conveyance Agreement has been executed through the Registrant’s TNGS registration.

For all the terms and conditions of the General Conveyance Agreement, reference is hereby made to such document annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing document are qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

10.1	General Conveyance Agreement dated April 14, 2011 between TNGS Oil & Gas, Inc. and Huron Energy Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Oil & Gas, Inc.
(Registrant)

By: /s/ Jarnail Dhaddey
Name: Jarnail Dhaddey, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  April 18, 2011